Exhibit 10.59

James N athanielsz

From:	Ralf Brandt <ralf.w.brandt@vivopharm.com.au >
Sent:	Sun day, 2 February 2025 11:20 AM
To:	Ralf Brandt
Cc:	James Nathanielsz
Subject:	Re: Propanc Biopharma Update

Dear James,

I’d accept that offer.

And I’m looking forward working together

Ralf

Dear Ralf,

My pleasure. Well deserved with hopefully more to come.

Let’s call it a sign on fee, acknowledging your recent consultancy work, which has been most useful from my perspective.

Also, I may require your presence on investor presentation meetings/roadshows when we market the upcoming offering.

Let me know a good time to call you, as we’re making some real progress and have received verbal commitments from investors willing to participate in the offering already.

Look forward to speaking with you soon

Regards,

James

James Nathanielsz BAS, MEI

Chief Executive Officer

302/6 Butler Street

Camberwell VIC 3124

AUSTRALIA

E j.nathanielsz@propanc.com

P +61 (0) 3 9882 0780

M +61 (0) 414 835 002

www.propanc.com

1

From: Dr. Ralf Brandt <ralf.w.brandt@vivopharm.com.au >

Sent: Tuesday, 21 January 2025 2:58 PM

To: James Nathanielsz < j.nathanielsz@ propanc.com>

Subject: Re: Propanc Biopharma Update

Dear James, thanks for the update. that offer is appreciated.

Please clarify whether this would be part of compensation or not.

Best Ralf

Dr Ralf Brandt

CEO & Managing Director

Email: ralf.w.brandt@vivopharm.com,au

vivoPharm Pty Ltd

www.vivopharm.com.au

USA Tel: +1 929 699 7303

AUS Tel: +61 439 433 425

GER Tel: +491529 0021434

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On Jan 21, 2025, at 12:33, James Nathanielsz < j.nathanielsz@propanc.com> wrote:

Dear Ralf,

I hope all is well.

A brief update on our up-listing plans.

We’re about to complete a reverse stock split and accelerate the approval of our Prospectus with the SEC. We will then provide a response to Nasdaq comments for up-listing.

Therefore, we’d like to propose issuing you some stock for future services, around 7,500 shares of common stock, valued at US$5.00 per share, for a total US$35,000. Roughly estimating about a month of work at the old daily rate.

The shares will be issued and paid upfront, registered for selling, and adjusted if the offering price is lowered.

Let me know what you think? I am still planning a visit over to you at some point, once I obtain a little more working capital as we phase into the offering.

Looking forward to working with you again, it’s been too long

Regards,

James

James Nathanielsz BAS, MEI

Chief Executive Officer

302/6 Butler Street

Camberwell VIC 3124

AUSTRALIA

E j.nathan ielsz@propanc.com

P + 61 (0) 3 9882 0780

M +61 (0) 414 835 002

www.propane.corn

3